The New York Times Company
By-Laws
As Amended by the
Board of Directors
October 21, 1968, February 26, 1969, March 24, 1971, March 29, 1972, March 28, 1973, May 30, 1973, November 28, 1973, March 27, 1974, March 31, 1976, April 26, 1977, January 30, 1978, October 25, 1978, April 3, 1979, July 23, 1979, March 20, 1980, May 15, 1980, March 19, 1981, March 18, 1982, February 17, 1983, April 28, 1983, February 16, 1984, July 18, 1985, February 20, 1986, April 30, 1986, October 16, 1986, February 19, 1987, February 18, 1988, March 16, 1989, February 15, 1990, February 21, 1991, February 20, 1992, February 18, 1993, October 21, 1993, December 16, 1993, February 17, 1994, February 16, 1995, March 20, 1997, October 16, 1997, February 19, 1998, May 21, 1998, April 27, 2000, December 18, 2001, August 6, 2007, November 19, 2009, December 14, 2017 (effective January 1, 2018), April 10, 2020 and September 28, 2023
As Ratified by the
Class B Stockholders
April 22, 1969
and the Class A and Class B Stockholders
(Article XI only)
April 19, 1988

By-Laws
OF
THE NEW YORK TIMES COMPANY

As Amended by the Board of Directors	As Ratified by the Class B Stockholders April 22, 1969 and the Class A and Class B Stockholders (Article XI only) April 19, 1988

October 21, 1968
February 26, 1969
March 24, 1971
March 29, 1972
March 28, 1973
May 30, 1973
November 28, 1973
March 27, 1974
March 31, 1976
April 26, 1977
January 30, 1978
October 25, 1978
April 3, 1979
July 23, 1979
March 20, 1980
May 15, 1980
March 19, 1981
March 18, 1982
February 17, 1983
April 28, 1983
February 16, 1984
July 18, 1985
February 20, 1986
April 30, 1986
October 16, 1986
February 19, 1987
February 18, 1988
March 16, 1989
February 15, 1990
February 21, 1991
February 20, 1992
February 18, 1993
October 21, 1993
December 16, 1993
February 17, 1994
February 16, 1995
March 20, 1997
October 16, 1997
February 19, 1998
May 21, 1998
April 27, 2000
December 18, 2001
August 6, 2007
November 19, 2009
December 14, 2017 (effective January 1, 2018)
April 10, 2020
September 28, 2023

THE NEW YORK TIMES COMPANY
By-Laws

ARTICLE I
STOCKHOLDERS
1. Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date, at such time and place either within or without the State of New York as may be specified by the Board of Directors, hereinafter referred to as the “Board.” To the extent permitted by applicable law, in lieu of or in addition to holding the annual meeting at a designated place, the Board may determine that the annual meeting shall be held solely or in part by means of remote communication. In such case, the phrase “in person” herein shall include persons present by means of remote communication.
2. Special Meetings. Special meetings of the stockholders, to be held at such place either within or without the State of New York and for the purpose or purposes as may be specified in the notices of such meetings, may be called by the Chairman of the Board or the President and shall be called by the President or the Secretary at the request of a majority of the Board or of stockholders owning 25 percent or more of the shares or stock of the Company issued and outstanding and entitled to vote on any action proposed by such stockholders for such meetings. Such request shall be in writing and shall state the purpose or purposes of the proposed meeting.
3. Notice of Meetings. Notice shall be given to the stockholders of the place, date and hour of every meeting of stockholders, and, in case of a meeting to be held solely or in part by remote communication, the means of remote communication authorized by the Board by which stockholders and proxyholders may participate in the proceedings of such meeting and vote or grant proxies at such meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called and indicate that the notice is being issued at the direction of the person or persons calling the meeting. Notice of any meeting may be written or electronic, and shall be given not fewer than ten (10), nor more than sixty (60), days before the date of the meeting, or such lesser period as permitted by applicable law, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be directed to a stockholder at his, her or its address as it appears on the stock book, unless the stockholder shall have filed with the Secretary a written request that notices intended for the stockholder be mailed to some other address, in which case it will be mailed to the address designated in such request. If transmitted electronically, such notice shall be directed to the stockholder’s electronic mail address as supplied by the stockholder to the Secretary or as otherwise directed pursuant to the stockholder’s authorization or instructions. Notice of any adjourned meeting of stockholders shall not be required if the time and place to which the meeting is adjourned and the means of remote communication, if any, by which stockholders and proxyholders may participate in the proceedings of the meeting and vote or grant proxies at the meeting are announced at the meeting at which the adjournment is taken, but if after the adjournment the Board fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled to notice under this Section 3 of Article I. If, at any meeting, action is proposed to be taken which would, if taken, entitle stockholders fulfilling the requirements of Section 623 of the New York Business Corporation Law to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect and shall be accompanied by a copy of such Section 623 or an outline of its material terms.
4. Quorum. The holders of record of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum at each meeting of stockholders for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws; provided that, when any specified action is required to be voted upon by a particular class of stock, voting as a class, the holders of a majority of the shares of such class shall constitute a quorum for the transaction of such specified action. If, however, there shall be no quorum, the officer of the Company presiding as chair of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.
5. List of Stockholders. A list of stockholders as of the record date, certified by the corporate officer responsible for its preparation or by the transfer agent, shall be produced at any meeting of stockholders upon the request thereat or prior thereto of any stockholder of the Company pursuant to the provisions of applicable law, the Certificate of Incorporation or these By-laws. If the right to vote at any meeting of stockholders is challenged, the inspectors of election or person presiding thereat shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meeting.
6. Voting and Proxies. Each stockholder entitled to vote on any action proposed at a meeting of stockholders shall be entitled to one vote in person or by proxy for each share of voting stock held of record by such stockholder. Execution of a proxy may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee or agent. Proxies may be executed by any reasonable means permitted by applicable law. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by applicable law. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.
The vote for directors shall be by ballot, and the election of each director shall be decided by a plurality of the votes cast in person or by proxy at a meeting of the stockholders by the holders of shares of stock entitled to vote in such election. Except as otherwise provided by law, by the Certificate of Incorporation, by another certificate filed pursuant to law or by these By-laws, votes on any other matters coming before any meeting of stockholders shall be decided by the vote of the holders of a majority of the shares represented at such meeting, in person or by proxy, and entitled to vote on the specific matter. Except as required by law, by the Certificate of Incorporation, by another certificate filed pursuant to law or by these By-laws, the chair presiding at any meeting of stockholders may rule on questions of order or procedure coming before the meeting or submit such questions to the vote of the meeting, which vote may at the chair’s direction be by ballot. The chair shall submit any such questions to the vote of the meeting at the request of any stockholder entitled to vote present in person or by proxy at the meeting, which vote shall be by ballot.
7. Inspectors at Stockholders’ Meetings. Prior to the holding of each annual meeting or special meeting of the stockholders, one or more inspectors to act and perform such duties as are prescribed by law thereat or any adjournment thereof shall be appointed by the Board. If there shall be a failure to appoint an inspector or inspectors, or if, at any such meeting, any inspector or inspectors so appointed shall be absent or shall fail to act or the office shall become vacant, the person presiding over the meeting shall appoint such inspector or inspectors, as the case may be, to act thereat. Each inspector or inspectors so appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall take and sign an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of their ability.
8. Nominations and Proposal of Business for Stockholder Consideration. Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board or (iii) by any stockholder of the Company who is entitled to vote at the meeting on the nomination or other proposal, and who, in the case of a holder of Class A Common Stock, has complied with the notice procedures set forth in Section 9 of this Article I. This Section 8 of Article I sets forth the exclusive means for a stockholder to nominate a person for election to the Board or to propose business to be considered by the stockholders at an annual meeting.
9. Advance Notice Procedures. For a nomination or other business to be properly brought before an annual meeting by a holder of Class A Common Stock pursuant to clause (iii) of Section 8 of this Article I, the stockholder intending to make such nomination or propose such business (the “Proponent”) must have given timely notice in writing to the Secretary of the Company in accordance with this Section 9 of Article I. To be timely, a Proponent’s written notice must be delivered to the Secretary at the principal executive offices of the Company not earlier than the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting and not later than the ninetieth (90th) day prior to such anniversary date; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the later of the ninetieth (90th) day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as provided above. For the purposes of this Section 9 of Article I, “public announcement” shall mean disclosure in a press release reported by a national news service, or any document publicly filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
In the case of a nomination, the Proponent’s written notice must set forth:
(a) as to each person whom the Proponent proposes to nominate for election as a director:
(i) the name, age, business address and residence address of such nominee proposed in such notice;
(ii) the principal occupation or employment of such nominee;
(iii) the class and number of shares of capital stock of the Company that are owned of record and beneficially by such nominee and any other ownership interest in shares of stock of the Company, whether economic or otherwise, including any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of stock of the Company or with a value derived in whole or in part from the value of any class or series of shares of stock of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of stock of the Company or otherwise directly or indirectly beneficially owned by such nominee and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of stock of the Company (“Derivative Interests”);
(iv) a statement whether such nominee, if elected, intends, in accordance with the Company’s Corporate Governance Principles, to tender such person’s resignation, upon request of the Board following such person’s failure to receive the vote for election or reelection specified in the Company’s Corporate Governance Principles at the next meeting at which such person would face election or reelection;
(v) such nominee’s written consent to being named in the Company’s proxy statement and proxy card, if applicable, and to serving as a director if elected;
(vi) an undertaking by each nominee to complete and return to the Company any information questionnaire completed by other nominees; and
(vii) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that would otherwise be required to be disclosed, under the rules of the SEC; and
(b) as to the Proponent and the beneficial owner, if different, on whose behalf the nomination is made and any Associated Person (as defined below) of the Proponent or any such beneficial owner:
(i) the name and address of the Proponent and any such beneficial owner or Associated Person;
(ii) the class and number of shares of capital stock of the Company, and any Derivative Interests, that are owned (beneficially and of record) by the Proponent and any such beneficial owner or Associated Person, as of the date of the Proponent’s notice;
(iii) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proponent, any such beneficial owner or Associated Person, and any other person or persons (including their names) acting in concert with any of the foregoing;

(iv) a representation that the Proponent is a holder of record or beneficial owner of shares of stock of the Company entitled to vote at the meeting for the election of such Proponent’s nominee or nominees and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(v) a representation as to whether the Proponent or any such beneficial owner or Associated Person intends, or is part of a group that intends, to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (2) otherwise solicit proxies from stockholders in support of the nomination and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation; and
(vi) an undertaking by the Proponent to update and supplement the foregoing information as and when required by these By-Laws.
The Company may require any proposed nominee to furnish such other information as it may reasonably require in determining the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. In addition, the Company may require any proposed nominee to submit to interviews with the Board or any committee thereof, and such proposed nominee shall make themselves available for any such interviews within no less than ten (10) business days following the date of such request.
In addition, any stockholder who has delivered a notice of nomination pursuant to Rule 14a-19 under the Exchange Act shall promptly certify to the Secretary, and notify the Secretary in writing, that such stockholder has met the requirements of Rule 14a-19(a) (including for the avoidance of doubt Rule 14a-19(a)(3) which provides that “No person may solicit proxies in support of director nominees other than the registrant’s nominees unless such person:...Solicits the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors and includes a statement to that effect in the proxy statement or form of proxy.”) and upon request of the Company, shall, not later than five (5) business days prior to the date of the applicable meeting of shareholders, deliver to the Company reasonable evidence of such compliance.
In the case of a proposal other than a nomination, the Proponent’s written notice must set forth:
(a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and the proposed text of any proposal relating to such business; and
(b) as to the Proponent and the beneficial owner, if different, on whose behalf the business is proposed and any Associated Person of the Proponent or such beneficial owner:
(i) the name and address of the Proponent and any such beneficial owner or Associated Person;
(ii) the class and number of shares of capital stock of the Company, and any Derivative Interests, that are owned (beneficially and of record) by such Proponent and any such beneficial owner or Associated Person as of the date of the Proponent’s notice;
(iii) any material interest of the Proponent and any such beneficial owner or Associated Person in such business;
(iv) a description of any agreement, arrangement or understanding with respect to such business between or among the Proponent and any such beneficial owner or Associated Person, and any other person or persons (including their names) acting in concert with any of the foregoing;
(v) a representation that the Proponent is a holder of record or beneficial owner of shares of stock of the Company entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business;
(vi) a representation as to whether the Proponent or any such beneficial owner or Associated Person intends, or is part of a group that intends, to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal and/or

(2) otherwise solicit proxies from stockholders in support of the proposal and, if so, the name of each participant in the solicitation; and
(vii) an undertaking by the Proponent to update and supplement the foregoing information as and when required by these By-Laws.
Stockholders providing notice of a nomination or proposal pursuant to this Section 9 of Article I shall update and supplement such notice, to the extent necessary, so that the information provided or required to be provided in such notice or accompany such notice pursuant to this Section 9 of Article I shall be true and correct (i) as of the record date for stockholders entitled to vote at the meeting and (ii) as of the date that is ten (10) business days prior to the meeting or any adjournment thereof. Such update and supplement shall be in writing and must be received by the Secretary of the Company (a) in the case of the foregoing clause (i), not later than five (5) business days after the record date for stockholders entitled to vote at the meeting, and (b) in the case of the foregoing clause (ii), not later than eight (8) business days prior to the date of the meeting, or any adjournment thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph shall not limit the Company’s rights with respect to any deficiencies in any notice provided by a stockholder, to extend any applicable deadlines hereunder or to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.
This Section 9 of Article I is intended as separate and distinct from the provisions of Rule 14a-8 under the Exchange Act and any other rule of the SEC from time to time in effect that sets forth the criteria for inclusion of a stockholder’s proposal or a stockholder’s nominee in an issuer’s proxy material. The provisions of this Section 9 of Article I shall apply to any nomination or other business to be made or proposed by a Proponent in person or by proxy at the annual meeting whether or not the Proponent also seeks to avail such Proponent of such rules of the SEC, and whether or not such Proponent intends to solicit proxies from stockholders in support of the nomination or proposal.
For the purposes of this Section 9 of Article I, “Associated Person” means, as to any stockholder or beneficial owner, (i) any person that is an associate of such person within the meaning of Rule 12b-2 under the Exchange Act and (ii) any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person or such Associated Person.

ARTICLE II
CLOSING TRANSFER BOOKS; SETTING RECORD DATE
1. Qualification of Voters, Record Date. The Board may fix a date, which shall not be more than sixty (60) days, nor fewer than ten (10) days prior to the date of any meeting of the stockholders or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, as the record date for the determination of stockholders entitled to notice of or to vote at such a meeting or any adjournment thereof or whose consent or dissent is required or may be expressed for any purpose, as the case may be. All persons who were holders of record of voting stock on the date so fixed and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be.
2. Determination of Stockholders of Record for Other Purposes. The Board may fix a date, which shall not be more than sixty (60) nor fewer than ten (10) days preceding the date fixed for the payment of any dividend or for the making of any distribution or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, rights or interests, and in such case only stockholders of record on the date so fixed shall be entitled to receive such dividend, distribution, rights or interests.

ARTICLE III
BOARD OF DIRECTORS
1. Number, Classification, Election and Qualifications. The affairs of the Company shall be managed by a Board consisting of not fewer than three (3) nor more than eighteen (18) members. The number of directors shall be determined from time to time by resolution of a majority of the entire Board, provided that no decrease in the number of directors shall shorten the term of any incumbent director. As used in these By-Laws, the term “entire Board” shall mean the total number of directors which the Company would have if there were no vacancies. For the purpose of election of directors only, and not for any other purpose, the directors shall be divided into two classes; the holders of Class A Common Stock are entitled to elect 30% of the Board proposed to be elected at any meeting of stockholders held for that purpose (or the nearest larger whole number if such percentage is not a whole number), to be designated the Class A directors, and the holders of Class B Common Stock are entitled to elect the balance of the Board proposed to be elected at any such meeting, to be designated the Class B directors. The directors shall, except as provided in Section 2 of this Article III, be elected by the classes of shares entitled to elect them, by ballot at each annual meeting of stockholders, and shall hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. All directors must be at least eighteen (18) years of age and at least one shall be a citizen of the United States and a resident of the State of New York.
2. Vacancies. Any vacancy in the Board, whether caused by resignation, death, an increase in the number of directors, disqualification or otherwise (except in the case of the removal of directors without cause), may be filled by vote of a majority of the directors then in office, even if less than a quorum exists. A director so elected shall hold office for the unexpired term of such director’s predecessor, or if such director was elected to fill a newly created directorship, such director shall serve until the next annual meeting of the stockholders and until such director’s successor has been duly elected and qualified.
3. Regular Meetings. A regular meeting of the Board shall be held in each year immediately following the annual meeting of stockholders or, if such meeting be adjourned, the final adjournment thereof at the same place as such meeting of stockholders. No notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting. Other regular meetings of the Board may be held at such time and place, either within or without the State of New York, as shall from time to time be determined by a resolution of the Board. Any business may be transacted at any regular meeting at which a quorum is present.
4. Special Meetings. A special meeting of the Board may be held at the time fixed by resolution of the Board or upon call of the Chairman of the Board, the President or any two directors and may be held at any place within or without the State of New York. Except as otherwise provided by law, by the Certificate of Incorporation, by another certificate filed pursuant to law or by these By-laws, notice of the time and place of any special meeting of the Board shall be given by the Secretary or other person designated by the Secretary to perform this duty by giving the same personally or electronically, in the manner provided for by Article XIII of these By-Laws, at least twenty-four (24) hours prior to the time fixed for such meeting or by mailing a copy of such notice, in the manner provided for by Article XIII of these By-Laws, at least three (3) days prior to the time fixed for such meeting; provided, however, that notice of a meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.
Any such notice shall also state the items of business that are expected to come before the meeting, and the items of business transacted at any special meeting of the Board shall be limited to those stated in such notice, unless all the directors are present at the meeting, or all those absent consent in writing, either before or after the meeting, to the transaction of an item or items of business not stated in such notice.
5. Quorum and Voting. At all meetings of the Board, the presence of at least one-third of the entire Board shall constitute a quorum for the transaction of business, and, except as otherwise required by law, by the Certificate of Incorporation, by another certificate filed pursuant to law or by these By-laws, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board; provided, however, that, whether or not a quorum is present, a majority of the directors present or any director solely present may adjourn any meeting from time to time until a quorum is present. No notice of any adjournment to a later hour on the date originally designated for the holding of a meeting need be given, but immediate notice by facsimile transmission, electronic mail or comparable means shall be given by the Secretary or other person designated by the

Secretary to perform this duty to all directors of any adjournment to any subsequent date, and such notice shall be deemed sufficient, though less than the notice required by Section 4 of this Article III if such meeting be an adjourned special meeting of the Board.
6. Committees. The Board may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of three (3) or more of the directors, which, to the extent provided in said resolution or resolutions and as limited by applicable law, shall have and may exercise powers of the Board in the management of the business and affairs of the Company and may have power to authorize the seal of the Company to be affixed to all papers that may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. All committees so appointed shall keep regular minutes of the business transacted at their meetings.
7. Salaries. Directors, as such, shall not receive any stated salary for their services, provided that, by resolution of the Board, the Board shall have authority to fix the compensation of directors and provide for the reimbursement of expenses of attending meetings; provided further that nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of committees may be allowed such compensation as may be fixed from time to time by the Board for attending committee meetings and reimbursement of expenses of attendance.
8. Resignation. Any director may, at any time, resign, such resignation to take effect upon receipt of written notice thereof by the President or the Secretary, unless otherwise stated in the resignation.
9. Telephonic Meetings. One or more directors may participate in a meeting of the Board, or a committee designated pursuant to Section 6 of this Article III, by a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other. Participation in a meeting pursuant to this provision shall constitute actual attendance at such meeting.

ARTICLE IV
OFFICERS
1. Appointment. The Board may appoint from their number a Chairman of the Board and a Vice Chairman of the Board. The Board shall appoint a President, a Secretary and a Treasurer and may also appoint one or more Vice Presidents, none of whom need be members of the Board, and may from time to time appoint such other officers as they may deem proper. The Chairman, President or Vice Chairman may appoint one or more Vice Presidents, the Secretary, the Treasurer or any Assistant Secretary or Assistant Treasurer. Any two of the aforesaid offices, except those of President and Vice President, or President and Secretary, may be filled by the same person. The compensation of all officers of the Company shall be fixed by the Board (or its delegatees).
2. Term of Office. The officers of the Company shall hold office at the pleasure of the Board. Any officer may be removed from office at any time, with or without cause, by the affirmative vote of a majority of the Board. Any officer may resign his office at any time, such resignation to take effect upon receipt of written notice thereof by the Company, unless otherwise stated in the resignation. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board or, in the case of any Vice President, the Secretary or the Treasurer, or any Assistant Secretary or Assistant Treasurer, the vacancy may be filled by any two of the Chairman, President or Vice Chairman.
3. The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board and all meetings of the stockholders, and shall have such other powers and duties as may from time to time be prescribed by the Board. The Chairman may be either an Executive Chairman (who shall be an officer of the Company as well as a director) or Non-Executive Chairman (who shall not be an officer of the Company), as determined by the Board.
4. The Vice Chairman of the Board. The Vice Chairman of the Board shall have such powers and duties as may from time to time be prescribed by the Board or by the Chairman of the Board. In the absence or inability to act of the

Chairman of the Board, the Vice Chairman of the Board shall preside at all meetings of the Board and all meetings of the stockholders.
5. The President. The President shall be the chief executive officer of the Company and as such shall have the general control and management of the business and affairs of the Company subject, however, to the control of the Chairman of the Board. The President shall have the power, subject to the control of the Chairman of the Board, to appoint or discharge and to prescribe the duties and to fix the compensation of such agents and employees of the Company as such officer may deem necessary. The President shall have, as does the Chairman of the Board, the authority to make and sign bonds, mortgages and other contracts and agreements in the name and on behalf of the Company, except when the Board by resolution instructs the same to be done by some other officer or agent. The President shall see that all orders and resolutions of the Board are carried into effect and shall perform all other duties necessary to the office or properly required of the President by the Board subject, however, to the right of the directors to delegate any specific powers, except such as may by statute be exclusively conferred upon the President, to any other officer or officers of the Company. In the absence or inability to act of the Chairman of the Board, the President shall have the duties prescribed for the Chairman of the Board, subject, however, to Section 4 of this Article IV.
6. Vice Presidents. Each Vice President shall have such powers and perform such duties as may be assigned to such officer from time to time by the Chairman of the Board or the President.
7. The Secretary. The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a record to be kept for that purpose, and shall perform like duties for committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board for which notice is required, and shall perform such other duties as may be prescribed by the Board or the President. The Secretary shall keep in safe custody the seal of the Company and shall see that it is affixed to all documents, the execution of which, on behalf of the Company, under its seal, is necessary or proper, and, when so affixed, may attest the same.
8. The Treasurer. The Treasurer shall, if required by the Board, give a bond for the faithful discharge of such officer’s duties in such amount and with such surety or sureties as the Board may determine; the cost of any such bond, and any expenses incurred in connection therewith, shall be borne by the Company. The Treasurer shall have the custody of the corporate funds and securities, except as otherwise provided by the Board, and shall cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the directors, at the regular meetings of the Board, or whenever they may require it, an account of all such transactions as Treasurer and of the financial condition of the Company.
9. Duties of Officers May Be Delegated. In the case of the absence of any officer, or for any other reason that the Board may deem sufficient, the President or the Board may delegate for the time being the powers or duties of such officer to any other officer or to any director.

ARTICLE V
SHARES OF STOCK
1. Issuance of Stock Certificates. The shares of capital stock of the Company shall be represented by certificates or shall be uncertificated shares. Certificates shall be signed by the Chairman or Vice Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company and may be sealed with the seal of the Company or a facsimile thereof. Where any such certificate is countersigned by a transfer agent or registered by a registrar other than the Company or an employee of the Company or the shares represented by such certificate are listed on a national security exchange, the signatures of any officers appearing thereon may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if such individual were such officer at the date of issue.
2. Lost Stock Certificates. The Board may by resolution adopt, from time to time, such regulations concerning the issue of any new or duplicate certificates for lost, stolen or destroyed stock certificates of the Company as shall not be inconsistent with the provisions of the laws of the State of New York as presently in effect or as they may hereafter be amended.
3. Transfers of Shares of Stock. Transfers of shares of stock shall be made only on the stock transfer books of the Company, and, except in the case of any such certificate that has been lost, stolen or destroyed, in which case the resolutions of the Board then in effect respecting lost, stolen or destroyed stock certificates shall be complied with, such transfer shall only be made upon surrender to the Company or its transfer agent of a certificate for shares for cancellation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. Upon the issue of a new certificate to the person entitled thereto, the Company shall cancel the old certificate and record the transaction upon its books.
4. Regulations. Except to the extent that the exercise of such power shall be prohibited or circumscribed by these By-laws, by the Certificate of Incorporation, or other certificate filed pursuant to law, or by statute, the Board shall have power to make such rules and regulations concerning the issuance, registration, transfer and cancellation of stock certificates as it shall deem appropriate.

ARTICLE VI
SEAL
The seal of the Company shall be circular in form, shall bear the legend: “The New York Times Company—1851 Inc. 1896” and shall contain in the center the Roman letter T.

ARTICLE VII
CHECKS
All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

ARTICLE VIII
BOOKS AND RECORDS OF ACCOUNT AND RECORD OF STOCKHOLDERS
The Company shall keep at its principal office correct books and records of account of all its business and transactions. A record containing the names and addresses of all persons who are stockholders of the Company, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof, shall be kept at the principal office of the Company or at the office of its transfer agent or registrar in the State of New York. Any of the foregoing books or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

ARTICLE IX
FISCAL YEAR
The fiscal year of the Company shall be the calendar year unless otherwise provided by the Board.

ARTICLE X
VOTING SECURITIES
Unless otherwise ordered by the Board, the Chairman, the President or the Vice Chairman, or, in the event of their absence or inability to act, the Vice Presidents, in order of seniority or priority established by the Board or by the President, unless and until the Board shall otherwise direct, shall have full power and authority on behalf of the Company to attend and to act and to vote, or to execute in the name and on behalf of the Company a proxy authorizing an agent or attorney-in-fact for the Company to attend and to act and to vote at any meetings of security holders of corporations in which the Company may hold securities, and at such meetings they or their duly authorized agent or attorney-in-fact shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Company might have possessed and exercised, if present. The Board by resolution from time to time may confer like powers upon any other person or persons.
ARTICLE XI
INDEMNIFICATION
1. Directors and Officers. The Company shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, indemnify any person who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or any other entity, which any director or officer of the Company is serving, has served or has agreed to serve in any capacity at the request of the Company, by reason of the fact that such person or such person’s testator or intestate is or was or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other entity in any capacity, against judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and costs, charges and expenses, including attorneys’ fees, incurred in connection with such action or proceeding or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) such person’s acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated or (ii) such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled. Such indemnification shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such person to repay such amount consistent with the provisions of applicable law.
2. Nonexclusivity. Nothing contained in this Article XI shall limit the right to indemnification and advancement of expenses to which any person would be entitled by law in the absence of this Article XI, or shall be deemed exclusive of any other rights to which such person seeking indemnification or advancement of expenses may have or hereafter may be entitled under law, any provision of the Certificate of Incorporation or these By-laws, any agreement approved by the Board, or a resolution of stockholders or the Board. The adoption of any such resolution or entering into of any such agreement approved by the Board is hereby authorized.
3. Continuity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI, (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions thereof were set forth in a separate written contract between the Company and such person, (ii) shall apply with respect to acts or omissions occurring prior to the adoption of this Article XI to the fullest extent permitted by law, and (iii) shall survive the full or partial repeal or restrictive amendment hereof with respect to events occurring prior thereto. The benefits of this Article XI shall extend to the heirs, executors, administrators and legal representatives of any person entitled to indemnification under this Article XI.

ARTICLE XII
INTEREST OF DIRECTORS AND OFFICERS IN CONTRACTS WITH THE COMPANY
A director or officer of the Company shall not be disqualified by such person’s office from dealing or contracting with the Company either as a vendor, purchaser or otherwise, nor shall any transaction or contract of the Company be void or voidable by reason of the fact that any director or officer of the Company or any firm of which any such director or officer is a member or any corporation or other entity of which any such director or officer is a shareholder, officer or director or has a substantial interest in, is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified or approved either (i) by a vote of a majority of a quorum of the Board, without counting in such majority any director so interested or member of a firm so interested, or a shareholder, officer or director or holder of substantial interest of a corporation so interested, or, if the disinterested directors are less than a majority of the directors present at such meeting, by unanimous vote of the disinterested directors and, in each case, the common or interested directors may be counted in determining the presence of a quorum at such meeting, or (ii) by the written consent, or by the vote at any stockholders’ meeting of the holders of record of a majority of all the outstanding shares of stock of the Company entitled to vote on such transaction or contract; nor shall any director or officer be liable to account to the Company for any profits realized by or from or through any such transaction or contract of the Company authorized, ratified or approved as aforesaid by reason of the fact that such person, or any firm of which such person is a member or any corporation of which such person is a shareholder, officer or director, was interested in such transaction or contract. Nothing herein contained shall create liability in the events above described or prevent the authorization, ratification or approval of such transactions or contracts in any other manner permitted by law.

ARTICLE XIII
NOTICES
Whenever, under the provisions of these By-laws, notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but unless otherwise expressly stated in these By-laws, such notice may be written or electronic. If mailed, such notice shall be given by depositing the same, with postage pre-paid, in a post office or official depositary under the exclusive care and custody of the United States Postal Service, addressed to such stockholder, officer or director, at such address as appears on the books of the Company, or, if a stockholder shall have filed with the Secretary a written request that notices to the stockholder be mailed to some other address, then directed to such stockholder at such other address. Such notice shall be deemed to have been given at the time when the same was thus mailed. If transmitted electronically, such notice shall be directed to the electronic mail address as supplied by the director, officer or stockholder or, for stockholders, as otherwise directed pursuant to the stockholder’s authorization or instructions.

ARTICLE XIV
AMENDMENT
These By-laws may be amended, altered, changed, added to or repealed by a majority vote of all the Class B Common Stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided that such amendments are not inconsistent with any provisions of the Certificate of Incorporation.

The Board, at any regular or at any special meeting, by a majority vote of the whole Board, may amend, alter, change, add to or repeal these By-laws, provided that such amendments are not inconsistent with any provisions of the Certificate of Incorporation, and provided further that, if any By-law regulating an impending election of directors is adopted or amended or repealed by the Board, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the By-laws so adopted or amended or repealed, together with a concise statement of the changes made.

ARTICLE XV
FORUM SELECTION
Unless the Company consents in writing to the selection of an alternative forum, (i) the New York Supreme Court in the State of New York (the “Supreme Court”) (or, in the event that the Supreme Court does not have jurisdiction, the federal district court or other state courts of the State of New York) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action, suit or proceeding brought on behalf of the Company, (b) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Company to the Company or to its stockholders, (c) any action, suit or proceeding arising pursuant to any provision of the New York Business Corporation Law or the Certificate of Incorporation or these By-Laws (as either may be amended from time to time) or (d) any action, suit or proceeding asserting a claim against the Company governed by the internal affairs doctrine; and (ii) subject to the preceding provisions of this Article XV, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant to such complaint.